American Century Capital Portfolios, Inc.

AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 5 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 10th day of April, 2017, by and between AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Management Agreement effective as of April 28, 2011, and amended effective as of October 31, 2011, July 26, 2013, March 1, 2015, and May 1, 2015 (“Agreement”);

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the Market Neutral Value Fund to AC Alternatives Market Neutral Value Fund, effective June 30, 2015, and the name change of the AC Alternatives Equity Fund to AC Alternatives Long Short Fund, effective December 1, 2015;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the name change of the Institutional Class of Common stock to I Class for the series of shares titled Global Real Estate Fund, AC Alternatives Market Neutral Value Fund, AC Alternatives Income Fund, AC Alternatives Long Short Fund, and AC Alternatives Multi-Strategy Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new R5 Class for the series of shares titled Global Real Estate Fund;

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new Y Class for the series of shares titled Global Real Estate Fund, AC Alternatives Income Fund, AC Alternatives Long Short Fund, and AC Alternatives Multi-Strategy Fund; and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new T Class for the series of shares titled AC Alternatives Income Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

American Century Capital Portfolios, Inc.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Capital Portfolios, Inc.
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Capital Portfolios, Inc.                    Schedule A: Fee Schedules

Schedule A
Fee Schedules

	Fee Schedule by Class
Series	Investor	I	A	C	R	R6	R5	T	Y
Global Real Estate Fund	1.200%	1.000%	1.200%	1.200%	1.200%	0.850%	1.000%	n/a	0.850%
AC Alternatives Market Neutral Value Fund	1.900%	1.700%	1.900%	1.900%	1.900%	n/a	n/a	n/a	n/a
AC Alternatives Income Fund	2.000%	1.800%	2.000%	2.000%	2.000%	1.650%	n/a	2.000%	1.650%
AC Alternatives Long Short Fund	2.400%	2.200%	2.400%	2.400%	2.400%	2.050%	n/a	n/a	2.050%
AC Alternatives Multi-Strategy Fund	2.350%	2.150%	2.350%	2.350%	2.350%	2.000%	n/a	n/a	2.000%

	Fee Schedule by Class
Series	Investor	Institutional	A	C	R	R6	R5	T	Y
NT Global Real Estate Fund	1.200%	1.000%	n/a	n/a	n/a	0.850%	n/a	n/a	n/a

A-1